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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dividend Capital Trust Inc.

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated May 4, 2004, with respect to the statement of revenue and certain expenses of the Newpoint 1 Distribution Facility in Lawrenceville, Georgia and May 19, 2004, with respect to the statement of revenue and certain expenses of the Eastgate Distribution Center in Lebanon, Tennessee. We also consent to the reference to our firm under the heading "Experts" in such registration statement.

                      /s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
June 25, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM